   As filed with the Securities and Exchange Commission on January 23, 2002
                                                    Registration No. 333-68072


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           _________________________

                               AMENDMENT NO. 2.
                                      TO
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              __________________

                         Education Loans Incorporated
            (Exact name of registrant as specified in its charter)

            Delaware                                    91-1819974
(State or other jurisdiction of
 incorporation or organization)            (I.R.S Employer Identification No.)
                          105 First Avenue Southwest
                         Aberdeen, South Dakota 57401
                                (605) 622-4400
             (Address, including zip code, and telephone number,
       including area code, of registrants' principal executive offices)

                             A. Norgrin Sanderson
                          105 First Avenue Southwest
                         Aberdeen, South Dakota 57401
                                (605) 622-4400
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  COPIES TO:

  Michael E. Reeslund, Esq.                          David M. Reicher, Esq.
    Dorsey & Whitney LLP                               Foley & Lardner
   Pillsbury Center South                               Firstar Center
   220 South Sixth Street                         777 East Wisconsin Avenue
   Minneapolis, Minnesota                      Milwaukee, Wisconsin 53202-5367
       (612) 340-2960                                   (414) 297-5763
                          __________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

----------------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
   Title of Each                                       Proposed Maximum        Proposed
Class of Securities                     Amount          Offering Price          Maximum            Amount of
 to be Registered                  to be Registered      Per Share(1)        Offering Price     Registration Fee
-------------------                ----------------    ----------------      --------------     ----------------
Student Loan Asset-Backed Notes      $1,000,000,000          100%            $1,000,000,000       $171,000(2)
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2) A filing fee of $125,000 was paid in connection with the original filing of this registration statement on August 21, 2001. The additional registration fee of $46,000 in connection with this Amendment No. 2 is a result of an increase in the amount to be registered by $500,000,000. As stated in the original filing of this registration statement, the amount of Student Loan Asset Backed Notes being carried forward from Registration Statement No. 333-85963 pursuant to Rule 429 is $60,700,000 and the Registrant has previously paid a filing fee with respect to such securities of $16,874.60 (calculated at the rate of $278 per $1,000,000 of the amount of securities being registered, the rate in effect at the time such Registration Statement was filed).

     Pursuant to Rule 429, the Prospectus contained in this Registration Statement relates to and constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-85963, which first became effective on October 29, 1999.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS--
                         EDUCATION LOANS INCORPORATED,

                             A Delaware Corporation

Item 14.  Other Expenses of Issuance and Distribution.

          The following table shows the estimated expenses to be incurred in connection with the issuance of the securities being registered by the registrant:

          SEC registration fee..................................  $   171,000
          Blue Sky fees and expenses............................  $    20,000
          Trustees' fees and expenses...........................  $    60,000
          Printing and engraving expenses.......................  $    60,000
          Legal fees and expenses...............................  $   750,000
          Accounting fees and expenses..........................  $    10,000
          Rating agency fees....................................  $   300,000

          Total.................................................  $ 1,371,000

          All of the above expenses except the SEC registration fee are estimated.

Item 15.  Indemnification of Directors and Officers.


          Education Loans Incorporated is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

          Article Eleven of the Bylaws of the registrant permits the registrant to, under certain circumstances, indemnify such persons for such liabilities in such manner under such circumstances and to such extent as permitted by Section 145 of the Delaware General Corporation Law.

          Pursuant to the form of Underwriting Agreement, the Underwriters agree to indemnify, under certain conditions, the registrant, its directors, and certain of its officers and persons who control the registrant within the meaning of the Securities Act of 1933, as amended (the "Securities Act of 1933") against certain liabilities.

Item 16.  Exhibits.


           1.1 Proposed form of Underwriting Agreement (incorporated by reference to similarly numbered exhibit on the Registrant's Registration Statement No. 333-85963)
           3.1 Restated Certificate of Incorporation of Registrant (incorporated by reference to similarly numbered exhibit on the Registrant's Registration Statement No. 333-85963)
           3.2 Bylaws of Registrant (incorporated by reference to similarly numbered exhibit on the Registrant's Registration Statement No. 333-85963)
           4.1  Form of Indenture**
           4.2 Form of Supplemental Indenture (incorporated by reference to similarly numbered exhibit on the Registrant's Registration Statement No. 333-85963)
           4.3 Form of Auction Agent Agreement (incorporated by reference to similarly numbered exhibit on the Registrant's Registration Statement No. 333-85963)
           4.4 Form of Broker-Dealer Agreement (incorporated by reference to similarly numbered exhibit on the Registrant's Registration Statement No. 333-85963)
           5.1  Opinion of Dorsey & Whitney LLP as to legality**
           8.1  Opinion of Dorsey & Whitney LLP as to tax matters**
          10.1  Form of Servicing Agreement**
          10.2 Form of Student Loan Purchase Agreement (incorporated by reference to similarly numbered exhibit on the Registrant's Registration Statement No. 333-85963)
          23.1 Consents of Dorsey & Whitney LLP (included in Exhibits 5.1 and 8.1)**
          24.1  Powers of Attorney (included on Part II, page 4)
          25.1  Statement of Eligibility of Trustee (Form T-1)**
          99.1  Form of Nonconsolidation Opinion**
          _______________________
          **   Previously filed.


Item 17.  Undertakings.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                         EDUCATION LOANS  INCORPORATED,
                             A Delaware Corporation

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 23, 2002.

                                         EDUCATION LOANS INCORPORATED


                                         By: /s/ A. Norgrin Sanderson
                                            --------------------------
                                            A. Norgrin Sanderson
                                            President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated.

             Signature                                      Title                                   Date

      /s/ A. Norgrin Sanderson                      President, Treasurer
------------------------------------
        A. Norgrin Sanderson             and Director (principal executive officer,           January 23, 2002
                                         principal financial and accounting officer)


                 *                                  Chairman of the Board
------------------------------------
              V. G. Stoia


                 *                                Vice Chairman of the Board
------------------------------------
           Manley B. Feinstein



                 *                                         Director
------------------------------------
         Dean A. Christiansen



                                                           Director
------------------------------------
         Benjamin B. Abedine



                 *                                         Director
------------------------------------
              Joy Nipe

                 *                                         Director
------------------------------------
           Michael Gort



                 *                                         Director
------------------------------------
            Paul Belica


*By:                     /s/ A. Norgrin Scanderson
                         -------------------------
                            A. Norgrin Sanderson
                              Attorney-in-fact                  January 23, 2002